UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2021

BOSTON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

354 Merrimack Street, #4, Lawrence, MA 01843

(Address of principal executive offices) (zip code)

(603) 935-9799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2021, Boston Therapeutics, Inc. (the “Company”) received a short-term loan in the aggregate principal amount of $500,000 from Gold Blaze Limited Vistra Corporate Services (“Gold Blaze”). Gold Blaze is a British Virgin Island company. Conroy Chi-Heng Cheng, the sole executive officer and director of the Company, a director and beneficial owner of Gold Blaze.

To evidence the loan, the Company issued Gold Blaze a promissory note (the “Gold Blaze Note”) in the aggregate principal amount of $500,000. The Gold Blaze Note is a secured obligation of the Company and is not convertible into equity securities of the Company. Principal and interest under the Gold Blaze Note is due and payable December 31, 2021. Interest accrues on the Gold Blaze Note at the rate of 5.0% per annum. The Gold Blaze Note contains terms and events of default customary for similar transactions. If the Company effects a subsequent financing of its equity, debt, equity-linked, and/or debt-linked securities (including any combination thereof) (a “Subsequent Financing”), Gold Blaze may elect, in its sole discretion, to exchange all or some of the Gold Blaze Note for any securities issued in a Subsequent Financing on a $1.00 for $1.00 basis based on the outstanding principal amount of the Gold Blaze Note, along with any liquidated damages, accrued but unpaid and other amounts owing thereon, and the effective price at which such securities are to be sold in such Subsequent Financing.

As previously reported, on January 26, 2021, the Company, BTHE Acquisition Inc., a California corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Nanomix, Inc., a California corporation (“Nanomix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Nanomix, with Nanomix continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Company used the net proceeds from the Gold Blaze Note to provide a $500,000 loan to Nanomix in consideration of a 10% Promissory Note issued by Nanomix to the Company (the “Nanomix Note”) due and payable upon the earlier of (i) the failure to consummate the Merger, (ii) the termination of the Merger Agreement and (iii) June 11, 2021; provided, however, that upon the consummation of the Merger, the outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be assumed by the Maker and become payable upon demand upon five days prior written notice from the Holder.

The description of the terms and conditions of the Gold Blaze Note and the Nanomix Note do not purport to be complete and is qualified in its entirety by the full text of the form of the Gold Blaze Note, which is filed as an exhibit to this Form 8-K.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Description of Exhibit

4.1	Form of Promissory Note dated April 30, 2021
10.1	Form of 10% Promissory Note issued by Nanomix, Inc. to Boston Therapeutics Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: May 12, 2021	By:	/s/ Conroy Chi-Heng Cheng
Name: Conroy Chi-Heng Cheng Title: Chief Executive Officer

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